EXHIBIT 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in this registration statement on Form S-8 of Apogent Technologies Inc. of our report dated June 5, 2002, with respect to the statements of The Dairy and Drugs of Abuse Testing Business of CV Holdings, LLC and CV Leasing LLC included in the Current Report on Form 8-K of Apogent Technologies Inc. dated December 18, 2002, as amended by Amendment No. 1 thereto on Form 8-K/A, filed with the Securities and Exchange Commission.

/s/Ernst & Young LLP

Syracuse, New York
January 21, 2003